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                                                                   Exhibit 10.15

[Translation of Chinese original]

                                                                  Execution Copy

                                 Loan Agreement

This Loan Agreement (hereinafter referred to as the "Agreement") was entered into between the following two parties on August 8, 2002:

(1) LAHIJI VALE LIMITED (hereinafter referred to as the "Lender"), a limited liability company incorporated in the British Virgin Islands, whose registered office is located at Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(2)  Wang Xiuling (hereinafter referred to as the "Borrower")
     Gender: Female
     PRC Passport Number: PCHN143637106
     Address: No. 101, Unit 3, 7/th/ Floor,
     Wu Sheng East Lane, Chao Yang District, Beijing
     The People's Republic of China (hereinafter referred to as the "PRC")

The Lender and the Borrower are respectively referred to as a "Party" and collectively referred to as the "Parties" hereinafter.

WHEREAS:

Wang Leilei and the Borrower each originally held an 80% and 20%, respectively, equity interest in Beijing Lei Ting Wan Jun Network Technology Limited (hereinafter referred to as the "Borrower's Company"), a company established in the PRC with limited liability.

Wang Leilei and the Borrower then entered into a share transfer agreement on August 8, 2002, pursuant to which, Wang Leilei agreed to transfer his 60% equity interest (hereinafter referred to as the "Transferred Interest") to the Borrower and the Borrower agreed to accept the Transferred Interest, which represents the registered capital in the sum of RMB 6.6 million.

Upon the completion of the Transferred Interest process, the shareholding interest held by the Borrower in the Borrower's Company increased from RMB 2.2 million to RMB 8.8 million, and thus the percentage of her shareholding in the Borrower's

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Company increased from 20% to 80% (hereinafter referred to as the "Borrower's
Interest"); whereas the shareholding interest held by Wang Leilei in the Borrower's Company was reduced from RMB 8.8 million to RMB 2.2 million, and the percentage of his shareholding in the Borrower's Company was reduced from 80% to 20%.

Pursuant to the loan agreement dated August 18, 2001 entered into between the Lender and the Borrower (hereinafter referred to as the "Original Loan Agreement 1"), the Lender agreed to extend a loan to the Borrower in an amount of RMB 200,000 (hereinafter referred to as the "Original Loan"). In order to enable the Borrower's Company to raise funds for its business development, the Lender and the Borrower entered into a Loan Agreement on December 28, 2001 (hereinafter referred to as the "Original Loan Agreement 2"), pursuant to which, the Lender agreed to increase the amount of the Original Loan to RMB 2.2 million (hereinafter referred to as the "Loan"). As Wang Leilei has transferred his 60% equity interest in the Borrower's Company to the Borrower, the Lender and the Borrower agree to enter into this Agreement to supersede the Original Loan Agreement 1 and Original Loan Agreement 2 with reference to the change in the Shareholding interest in the Borrower's Company as above said.

NOW THEREFORE, after negotiations and as agreed upon by the Parties, the Parties agree to enter into this Agreement and to observe the following:

1.   The Loan
     --------

1.1 Pursuant to the terms and conditions of this Agreement, the Lender agrees to extend a loan to the Borrower in an amount of RMB 8.8 million. The loan commitment of the Lender provided herein is only applicable to the Borrower, and is not applicable to any successor-in-title and assignee of the Borrower. The portion of the Loan repaid or prepaid by the Borrower shall not be re-borrowed again. The Lender may terminate its commitment or obligations under this Agreement at any time by giving to the Borrower one (1) month's prior notice.

1.2 The Lender agrees to remit the total amount of the Loan to the account specified by the Borrower within seven (7) days upon its receiving the written request for the Loan from the Borrower. The Borrower shall issue a receipt confirmation to the Lender on the same day of its receiving the remittance of the loan as aforesaid.

1.3 The Borrower agrees to use the Loan solely for the purpose of providing funds to

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the Borrower's Company for the development of its business.

1.4 Save as the circumstances provided in Clause 5, the Parties agree that the Lender shall extend the Loan to the Borrower on an interest-free basis.

1.5 The Parties agree that the Borrower shall repay the Loan with any overdue interest (if any), in Renminbi or otherwise as specified by the Lender to the Lender in full within one (1) month from the date of the written notice from the Lender notifying the Borrower that the Loan is due and payable. The Loan shall become forthwith due and payable on the date upon which the Borrower breaches any of its representations and warranties provided in Clause 3.2 herein or breaches any of its undertakings provided in Clause 4 herein, and the Borrower shall repay forthwith the Loan with any overdue interest (if any) in full to the Lender.

2.   Conditions Precedent
     --------------------

The Lender's obligation to extend the Loan to the Borrower pursuant to Clause
1.1 shall be conditional upon the fulfillment of all of the following conditions or any of them being waived by the Lender in writing.

2.1 The Lender shall have received on time the drawdown notice duly executed by the Borrower as provided in Clause 1.2.

2.2 Upon entering into this Agreement, the Parties shall have duly entered into a share pledge agreement, pursuant to which, the Borrower agrees to pledge all of the Borrower's Interest to the Lender (the "Share Pledge Agreement"). The Parties shall have also duly entered into an exclusive option agreement, pursuant to which, the Borrower grants an exclusive option to the Lender to purchase all of the Borrower's Interest (the "Exclusive Option Agreement"). Furthermore, the Share Pledge Agreement and the Exclusive Option Agreement shall be in full legal force and there shall be no breach in respect of such agreements. All the relevant filing procedures, approvals, authorizations, registrations and government procedures shall be duly obtained or completed (if necessary).

2.3  All the representations and warranties provided by the Borrower in Clause
3.2 shall be accurate, correct, complete and not misleading, and shall remain accurate, correct, complete and not misleading on the date of the drawdown notice and the drawdown date, as though they are provided on such dates.

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2.4  The Borrower shall not have breached any of its undertakings provided by it in Section 4, and no event, which may affect the performance of the Borrower's obligations hereunder shall have occurred or is likely to occur.

3.   Representations and Warranties
     ------------------------------

3.1 The Lender makes the following representations and warranties to the Borrower, which shall remain valid up to the expiration or termination of this
Agreement:

(a) The Lender is a company lawfully and validly incorporated and existing under the laws of the British Virgin Islands;

(b) The Lender has the power to enter into and perform this Agreement. The execution and performance of this Agreement by the Lender is in compliance with the business scope of the Lender and the provisions of the articles of association or other constitutional documents of the Lender. The Lender has duly obtained all the necessary approvals or authorizations for the execution and performance of this Agreement;

(c) The execution and performance of this Agreement by the Lender will neither result in a breach of the laws and regulations or any government approvals, authorizations, notices or other government documents binding or affecting the Lender, nor will result in a breach of any agreement entered into with any third party or any undertaking provided to any third party by the Lender; and

(d) Upon execution of this Agreement, this Agreement constitutes the legal and valid obligation of the Lender enforceable in accordance with the laws.

3.2 The Borrower makes the following representations and warranties, which shall remain valid up to the expiration or termination of this Agreement:

(a) The Borrower's Company is a company with limited liability lawfully and is validly incorporated and existing under the laws of the PRC, and the Borrower is the legal owner of the Borrower's Interest;

(b) The Borrower has the power to enter into and perform this Agreement. The execution and performance of this Agreement by the Borrower is in compliance with

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the business scope of the Borrower and the provisions of the articles of association or other constitutional documents of the Borrower. The Borrower has duly obtained all the necessary approvals or authorizations for the execution and performance of this Agreement;

(c) The execution and performance of this Agreement by the Borrower will neither result in a breach of the laws and regulations or any governmental approval, authorization, notice or other government documents binding or affecting the Borrower nor result in a breach of any agreement entered into with any third party or any undertaking provided to any third party by the Borrower;

(d) Upon the signing of this Agreement, this Agreement shall constitute the legal and valid obligation of the Borrower enforceable in accordance with laws;

(e) The Borrower has contributed all the share capital required to be paid for the Borrower's Interest in accordance with the laws, and has obtained the verification report issued by a qualified accountant regarding the capital contribution;

(f) Except for the provisions in the Share Pledge Agreement, the Borrower has not created any pledge, charge or any other security over the Borrower's Interest; or offered to transfer the Borrower's Interest to any third party; nor undertaken to any third party regarding any offer to purchase the Borrower's Interest; or entered into any agreement to transfer the Borrower's Interest with any third party.

(g) No dispute, action, arbitration, administrative procedure or other legal proceeding regarding the Borrower and/or the Borrower's Interest is in existence, and no potential dispute, action, arbitration, administrative procedure or other legal proceeding regarding the Borrower and/or the Borrower's Interest is pending; and

(h) The Borrower's Company has obtained or completed all the necessary government approvals, authorizations, licenses, registrations and filing procedures to engage in the businesses within the operation scope under its business license and to own its assets.

4.   Undertakings of the Borrower
     ----------------------------

4.1 The Borrower undertakes, in the capacity of the majority shareholder of the Borrower's Company, to procure the Borrower's Company to observe the following

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terms during the term of this Agreement:

(a) It shall not supplement, change or modify in any way its articles of association, increase or reduce its registered capital or alter its shareholding structure without the prior written consent of the Lender;

(b) It shall maintain the continuance of the company and operate its business and handle its affairs in a prudent and effective manner according to proper financial and commercial codes and practices;

(c) It shall not sell, transfer, pledge or otherwise dispose of any asset, business and legal or beneficial interest of income, or permit the creation of any other security interest over the same without the prior written consent of the Lender;

(d) It shall not incur, inherit, warrant or permit the existence of any debt without the prior written consent of the Lender, save as those (i) incurred in the ordinary or daily course of business without borrowing; and (ii) already disclosed to the Lender, who has given its written consent thereof;

(e) It shall conduct all of its operations in the ordinary course of business and maintain its asset value;

(f) It shall not enter into any material contracts without the prior written consent of the Lender, except those entered into in the ordinary course of business (for the purpose of this paragraph, any contract with a value exceeding RMB 100,000 shall be deemed to be a material contract);

(g) It shall not extend any loan or credit to any party without the prior written consent of the Lender;

(h) It shall provide all information and details relating to all of its operations and financial affairs to the Lender upon request by the Lender;

(i) It shall obtain and maintain insurance with insurers acceptable to the Lender, and the sum insured and class of insurance shall be comparable to the sum insured and class of insurance maintained by those companies engaging in similar business with similar assets or properties;

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(j)  It shall not merge or consolidate with any party, or acquire or invest in any party without the prior written consent of the Lender;

(k) It shall notify the Lender immediately when any legal action, arbitration or administrative procedure relating to its assets, operations and incomes occurs or is likely to occur;

(l) It shall execute all the necessary or appropriate documents, take all the necessary or appropriate actions, file all the necessary or appropriate actions and make all the necessary or appropriate defenses for the purpose of maintaining all rights and proprietorship in respect of all of its assets;

(m) It shall not pay dividends of any kind to its shareholders without the prior written consent of the Lender; however, it shall distribute all its of distributable profits to its shareholders upon the request of the Lender;

(n) It shall appoint any person nominated by the Lender as a director of the Borrower's Company upon the request of the Lender;

(o) It shall strictly observe all of the provisions under the Share Option Agreement and shall not cause any action/omission which may impair the validity and enforceability of the Share Option Agreement; and

(p) It shall use its best efforts, according to the request of the Lender and pursuant to the plans provided by the Lender, to execute and procure the related parties to execute all the necessary documents; to take and procure the related parties to take all the necessary actions, in order to ensure that the Lender shall be able to hold directly or indirectly 80% equity interest in the Borrower's Company.

4.2  The Borrower undertakes that, during the term of this Agreement:

(a) It shall not sell, transfer, pledge or otherwise dispose of the legal or beneficial interest of the Borrower's Interest, or permit the creation of any other security interest over the same without the prior written consent of the Lender, without offering the same to the Lender;

(b) It shall procure the members in the board of directors appointed by it not to approve any sale, transfer, pledge or otherwise dispose of the legal or beneficial

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interest of the Borrower's Interest, or permit the creation of any other security interest over the same without the prior written consent of the Lender, without offering the same to the Lender;

(c) It shall procure the members in the board of directors appointed by it not to approve any merger or consolidation with any party, or any acquisition of or investment into any party without the prior written consent of the Lender;

(d) It shall notify the Lender immediately when any legal action, arbitration or administrative procedure relating to the Borrower's Interest occurs or is likely to occur;

(e) It shall enter into all the necessary or appropriate documents, take all the necessary or appropriate actions, file all the necessary or appropriate actions and make all the necessary or appropriate defenses for the purpose of maintaining all rights and proprietorship of the Borrower's Interest;

(f) It shall not cause any action and/or omission which may materially, adversely affect the assets, operations and liabilities of the Borrower's Company without the prior written consent of the Lender;

(g) It shall appoint any person nominated by the Lender as a director of the Borrower's Company upon the request of the Lender;

(h) It shall use its best efforts, according to the request of the Lender and pursuant to the plans provided by the Lender, to execute and procure the related parties to execute all the necessary documents; to take and procure the related parties to take all the necessary actions, in order to ensure that the Lender shall be able to hold directly or indirectly 80% equity interest in the Borrower's Company;

(i) Upon the request made from time to time by the then parent holding company of the Lender, it shall transfer unconditionally and forthwith the entire interest owned by it in the Borrower's Company to the Lender or its designated representative at any time. It shall also procure the other shareholder of the Borrower's Company to waive its right of first refusal over the interest transfer as provided herein;

(j) It shall procure the other shareholder of the Borrower's Company, upon the request made from time to time by the then parent holding company of the Lender, to

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transfer unconditionally and forthwith the entire interest owned by that other shareholder in the Borrower's Company to the designated representative of the Lender at any time. The Borrower hereby waives its right of first refusal over the interest transfer as provided herein;

(k) In the event that the Lender purchases the Borrower's Interest pursuant to the Share Option Agreement, the Borrower shall first apply the proceeds therefrom to repay the Loan to the Lender; and

(l) It shall strictly observe all the provisions under this Agreement, the Share Pledge Agreement and the Share Option Agreement, and perform all of its obligations under this Agreement, the Share Pledge Agreement and the Share Option Agreement. It shall not cause any action/omission which may impair the validity and enforceability of this Agreement, the Share Pledge Agreement and the Share Option Agreement.

5.   Event of Default
     ----------------

If the Borrower fails to perform its repayment obligation pursuant to this Agreement, an overdue interest at the rate of 0.01% per day upon the outstanding amount of the loan shall be payable from the date on which such amount becomes due and payable until the date on which the total amount of the loan overdue, overdue interest and other moneys payable Lender shall be fully settled.

6.   Notices
     -------

Unless a written notice of change of address is issued, all correspondence relating to this Agreement shall be delivered in person or by facsimile or registered mail to the following addresses. Any notice given by registered mail shall be deemed delivered on the date stated on the receipt of the registered mail. Any notice given in person or by facsimile shall be deemed delivered on the date of delivery or transmission. The original copies of all facsimile transmitted notices shall be delivered forthwith to the following addresses by registered mail or in person.

Lender:      LAHIJI VALE LIMITED
             c/o Offshore Incorporations Limited, P.O. Box 957,
             Offshore Incorporations Centre, Road Town, Tortola,
             British Virgin Islands
             Fax Number: 1-284-494-5132

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Cc:          48/th/ Floor, The Centre
             No. 99 Queen's Road Central, Hong Kong
             Attention: The Company Secretary
             Fax Number: 852-21897446

Borrower:    Wang Xiuling
             No. 101, Unit 3, 7/th/ Floor, Wu Sheng East Lane,
             Chao Yang District, Beijing, the PRC
             Fax Number: 8610-85181167

7.   Confidentiality
     ---------------

The Parties acknowledge and confirm that all information exchanged orally or in written form in relation to this Agreement are confidential. The Parties shall keep confidential all such information and shall not disclose the same to any third party without the prior written consent of the other Party, except in the following situations: (a) Such information is or becomes publicly known (without any unauthorized disclosure by any party hereto); (b) Such information is required to be disclosed pursuant to applicable laws or the rules of the Stock Exchange; or (c) Such information is required to be disclosed to either Party's legal or financial advisers in relation to the transactions hereunder. In case
(c), such legal or financial advisers shall observe the duty of confidentiality as provided in this clause. Any breach of confidentiality by the employees or agents of either Party shall be deemed as the breach of confidentiality by such Party, who shall be held responsible for all consequences of breach pursuant to this Agreement. This clause shall survive the termination of this Agreement.

8.   Governing Law and Dispute Settlement
     ------------------------------------

8.1 The implementation, effect, interpretation, performance, amendment and termination of this Agreement and the settlement of disputes shall be in accordance with the laws of the Hong Kong Special Administrative Region of the PRC.

8.2 All disputes arising from the interpretation and performance of this Agreement shall initially be resolved by amicable negotiations. Should the dispute remain unsettled after the expiration of thirty (30) days after the date on which the notice of negotiation is given by a Party to the other Party, either Party shall have right to

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submit the dispute to Hong Kong International Arbitration Centre for arbitration in Singapore. The result of the arbitration shall be final and binding to the Parties.

8.3 In case of any disputes arising out of the interpretation and performance of this Agreement or any pending arbitration of such dispute, Both Parties shall continue to perform their rights and obligations under this Agreement, except for the maters involved in the disputes.

9.   Miscellaneous
     -------------

9.1 This Agreement shall become effective from the date of execution by the Parties, and shall expire upon the completion of obligations by the Parties under this Agreement.

9.2 This Agreement is executed in duplicate and each of the said executed Agreement has the same legal force and effect. Each of the Parties hereto shall have one executed Agreement.

9.3 This Agreement may be amended and supplemented by the Parties by written agreements. All amendments and/or supplementary agreements to this Agreement shall form integral parts hereof and are as equally enforceable as this Agreement.

9.4 The invalidity of any provision herein shall not impair the legal effects of the remaining provisions.

9.5 The schedule of this Agreement shall form integral parts hereof and are equally enforceable as this Agreement.

Lender:   LAHIJI VALE LIMITED


Signature: /s/ Wang Sing
Name/Position:   Wang Sing
                 Director


Borrower:  Wang Xiuling (PRC Passport Number: PCHN143637106)


Signature: /s/ Wang Xiuling
Name: Wang Xiuling

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                    Supplemental Agreement to Loan Agreement

     The Supplemental Agreement to Loan Agreement (the "Agreement" is entered into as of September 26, 2003 between the following two parties.

     (1)  LAHIJI VALE LIMITED (the "Lender")
          Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

     (2)  Wang Xiu Ling (the "Borrower")
          Gender: Female
          PRC Passport Number: PCHN143637106
          Address: Room 101 Unit 3 Building 7, Wushengdongli, Chaoyang District, Beijing

     The Lender and the Borrower will hereinafter each be referred to as a "Party" and collectively as "Both Parties".

     WHEREAS, the Borrower holds 80% equity in Beijing Lei Ting Wan Jun Network Technology Ltd. (the "Borrower's Company"), a limited liability company incorporated in the People's Republic of China (the "PRC").

     WHEREAS, the Lender and the Borrower executed a loan contract on August 8, 2002 (the "Loan Contract"), upon which the Lender provided the Borrower a loan in the amount of Renminbi 8,800,000.

     WHEREAS, Both Parties agree to execute this Agreement to amend the Loan Contract and this Agreement shall form an integral part of the Loan Contract.

     NOW THEREFORE, Both Parties agree as follows:

1    Loan
     ----

     1.1 The Lender agrees to provide a loan to the Borrower with a principal of Renminbi 8,800,000 in accordance with the terms and conditions set forth in this Agreement. The term for such loan shall be ten (10) years and shall be extended upon the agreement of Both Parties. During the term or extended term of such loan, the Borrower shall immediately repay the loan to the Lender, if any of the following events occurs:

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          (1)  the Borrower dies or becomes a person with no or limited capacity to perform civil acts;
          (2) Wang Lei Lei terminates his employment with or is dismissed by the Lender or its affiliates;
          (3)  the Borrower commits a crime or becomes involved in a crime;
          (4) any third party claims more than Renminbi 500,000 against the Borrower;
          (5) foreign investors are permitted to invest in the business of value-added telecommunication and the relevant authorities begin to approve the establishment of such business in accordance with the applicable laws of the PRC.

     1.2 The Borrower agrees to accept such loan provided by the Lender and hereby agrees and warrants that such loan shall be used only for the investment in the Borrower's Company for the business development of the Company. Without the Lender's prior written consent, the Borrower shall not use the amount of such loan for any other purpose or transfer or pledge its equity interest in the Borrower's Company to any other third party.

     1.3 The Lender and the Borrower jointly agree and confirm that the Borrower shall repay the loan only by transferring all of the Borrower's equity in the Borrower's Company to the Lender or to any other person (legal person or natural person) designated by the Lender.

     1.4 The Lender and the Borrower hereby jointly agree and confirm that any proceeds raised from the transfer of Borrower's equity in the Borrower's Company shall be used to repay the Lender, for the consideration of the loan provided by the Lender, in such manner as designated by the Lender in accordance with this Agreement and the Agreement shall terminate thereupon.

     1.5 The Lender and the Borrower hereby jointly agree and confirm that the Lender is entitled to, but is not obliged to, at any time, purchase or designate any other person (legal person or natural person) to purchase all or part of Borrower's equity in the Borrower's Company at any price determined by Both Parties, subject to the permission of the law.

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          The Borrower warrants to issue an irrevocable power of attorney to confer all its rights as a shareholder of the Borrower's Company to a person designated by the Lender.

     1.6 Interest of the Loan. In the event that the Borrower transfers its equity in the Borrower's Company to the Lender or the person designated by the Lender, the loan hereunder shall be deemed to be an interest-free loan, if the transfer price of such equity is equivalent to or is less than the principal amount of the loan under this Agreement. However, if the transfer price shall exceed the principal amount of the loan hereunder, the amount in excess of the principal amount of the loan shall be deemed the interest payable on such loan under this Agreement, which shall be paid to the Lender by the Borrower.

2    Assignment of This Agreement
     ----------------------------

     The Borrower shall not assign any of its rights or obligations under this Agreement to any third party without the Lender's prior written agreement.

3    Governing Law and Settlement of Disputes
     ----------------------------------------

     3.1 The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of PRC.

     3.2 Both Parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly negotiations. If a settlement cannot be reached through negotiations within 30 days after a Party gives a written notice requesting for a negotiation, then either Party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration conducted by CIETAC shall be in compliance with the current rules of CIETAC, and the arbitration proceedings shall take place in Beijing. The arbitration award shall be final and binding upon Both Parties and shall be enforceable in accordance with its terms.

     3.3 In the event when any disputes arise out of the interpretation and performance of this Agreement or any pending arbitration of such dispute,

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          Both Parties shall continue to perform their rights and obligations under this Agreement, except that such maters are involved in the disputes.

4    Miscellaneous
     -------------

     4.1 This Agreement shall be effective as of the date of execution and shall expire when Both Parties have fully performed their obligations under this Agreement.

     4.2 This Agreement is made in duplicate, each of the same effect, and each party shall keep copy of this Agreement.

     4.3 Both Parties may amend and supplement this Agreement by a written agreement between Both Parties. The amendment and supplement to this Agreement duly executed by Both Parties shall form a part of this Agreement and shall have the same legal effect as this Agreement.

     4.4 Any provision of this Agreement which is invalid or unenforceable shall not affect the validity and enforceability of the remaining provisions hereof.

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(no text on this page)


Signature:________________
Lender: LAHIJI VALE LIMITED
Representative:________________
Title:


Borrower: Wang Xiu Ling
Signature:________________


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